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                                                                    Exhibit 10.3


                             Apollo Advisors, L.P.
                            Two Manhattanville Road
                           Purchase, New York  10577



Converse Inc.
One Fordham Road
North Reading, MA  01864
Attention:  Mr. Donald Camacho
            Senior Vice President and Chief Financial Officer

      Re: Amended Accommodation Letter
          September 1, 1996

Gentlemen:

       Reference is hereby made to that certain Credit Agreement dated as of November 17, 1994 by and among Converse Inc. (the "Company"), the financial institutions parties thereto (collectively, the "Lenders") and BT Commercial Corporation, as agent for the Lenders (in such capacity, the "Agent"), as amended by the First Amendment to the Credit Agreement dated as of May 10, 1995, by and among the Company, the Lenders and the Agent, and as further amended by the Second Amendment dated as of November 15, 1995, Third Amendment dated as of February 29, 1996, and Fourth Amendment as of August 30, 1996, by and among the Company, the Lenders, and the Agent amending the Credit Agreement (the Credit Agreement, as amended by the First, Second, Third, and Fourth Amendment, the "Credit Agreement" and the Fourth Amendment, the "Amendment"). All terms used but not defined in this Accommodation Letter have the meaning given to them in the Credit Agreement.

       So long as the Letter of Credit or any Letter of Credit Loan remains outstanding, you will not, without Apollo's prior consent, cause the amount of the availability under paragraph (D) of the definition of "Borrowing Base" utilized from time to time to be more than the amounts set forth below in the period below

                           Period                  Amount
                       --------------        ----------------
                   Through March 1, 1997        $25 million


       This Amended and Restate Accommodation Letter shall be governed by, and construed in accordance with, the laws of the State of New York.
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       This Amended and Restated Accommodation Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one original.

       If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to us the executed duplicate of this Amended and Restated Accommodation Letter.


       Very truly yours,


       APOLLO INVESTMENT FUND, L.P.

       By:  Apollo Advisors, L.P.
            as Managing Partner
            and on behalf of Apollo Investment Fund, L.P.

       By:  Apollo Capital Management, Inc.,
            its general partner


       By:  /s/ Joshua J. Harris
            --------------------
       Its:  Vice President




       Agreed to and accepted as of the date
       first above written:

       Converse Inc.


       By:  /s/ Donald J. Camacho
            ---------------------
       Its:  Senior Vice President